Exhibit 99.1

IONIQ Sciences Announces Submission of De Novo Application to FDA

Salt Lake City, UT, February 2, 2022 – ProLung Inc., doing business as IONIQ Sciences, (“IONIQ” or the “Company”) announced today that it has filed a De Novo application with the U.S. Food and Drug Administration (the “FDA”) for its IONIQ ProLung Test™ used for lung cancer.

Mr. Jared Bauer, IONIQ Sciences CEO, stated, “Today we submitted our De Novo application for marketing clearance to the FDA for our IONIQ ProLung Test™, which was previously designated as a “breakthrough device” by the FDA. Our team, alongside a supporting cast of experts, consultants and partners, has worked tirelessly to achieve this milestone. Today we are another step closer to modernizing early-stage cancer detection.”

About IONIQ Sciences, Inc.

IONIQ Sciences, Inc. is developing an advanced multi-cancer screening technology for early detection that has the potential to expand the therapeutic window, dramatically improve survivability and reduce the cost of healthcare. IONIQ Sciences operates at the confluence of its Electrical Impedance Analytics (EIA) or bioimpedance technology and Artificial Intelligence (AI). IONIQ Science’s first product utilizing its proprietary analytic platform, the IONIQ ProLung Test™ for lung cancer, has been designated a Breakthrough Device by the U.S. FDA.

For further information about IONIQ Sciences, Inc., please contact:
Andy Robertson | 1-801-736-0729 | acr@IONIQsciences.com
IONIQ Sciences, Vice President of Business Development

IONIQ Sciences, Inc.
350 W. 800 N., Suite 214
Salt Lake City, Utah 84103
USA
www.IONIQsciences.com

Follow IONIQ Sciences, Inc. on Twitter, Facebook and LinkedIn: @IONIQSciences

IONIQ SCIENCES
350 West 800 North, Suite 214; Salt Lake City, Utah 84103 | +1.801.736.0729 | www.IONIQsciences.com